Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-130309 on Form S-3, Registration Statement No. 333-29741 on Form S-4, and Registration Statement Nos. 333-145747, 333-135577, 333-68319, 333-80641, 333-28019, 333-28021, 333-41353, 333-50013, 333-55969, 333-30160, 333-42828, 333-75820, 333-103252, and 333-104247 on Form S-8 of our reports dated February 27, 2008, relating to the financial statements of Dean Foods Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, in 2007, and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), in 2006), the financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dean Foods Company for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Dallas, Texas
February 27, 2008